EXHIBIT 4.2

CHASE AUTO OWNER TRUST 2006-B

AMENDED AND RESTATED TRUST AGREEMENT

between

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Depositor

-and-

WILMINGTON TRUST COMPANY,

as Owner Trustee

Dated as of September 13, 2006

i

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A	—	Form of Class R Certificate

Exhibit B	—	Form of Certificate of Trust

AMENDED AND RESTATED TRUST AGREEMENT dated as of September 13, 2006 between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“JPMorgan Chase”), a national banking association having its main office located at 1111 Polaris Parkway, Columbus, Ohio 43240, as the depositor (in its capacity as the depositor, the “Depositor”) and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as the owner trustee (the “Owner Trustee”), amending and restating in its entirety the Trust Agreement, dated as of July 21, 2006 (the “Original Trust Agreement”), between the same parties.

ARTICLE I

DEFINITIONS

SECTION 1.1. Capitalized Terms. Capitalized terms are used in this Agreement as defined in Section 1.1 to the Sale and Servicing Agreement between the trust established by this Agreement and JPMorgan Chase, as Depositor and Servicer, dated as of September 13, 2006, as the same may be amended and supplemented from time to time (the “Sale and Servicing Agreement”).

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c) The words “hereof,” “herein,” “hereunder,” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

ARTICLE II

ORGANIZATION

SECTION 2.1. Name. The trust known as “Chase Auto Owner Trust 2006-B” (hereinafter, the “Issuer”) was formed in accordance with the provisions of the Statutory Trust Statute pursuant to the Original Trust Agreement. Under the Original Trust Agreement, the Owner Trustee was authorized and vested with the power and authority to make and execute contracts, instruments, certificates, agreements and other writings and to sue and be sued in the name of the Issuer.

The Owner Trustee accepted under the Original Trust Agreement, and does hereby confirm its acceptance and agreement to hold in trust, for the benefit of such Persons as may become beneficiaries hereunder from time to time, all of the Owner Trust Estate conveyed or to be conveyed to the Issuer, and all monies and proceeds that may be received with respect thereto, subject to the terms of this Agreement.

SECTION 2.2. Office. The office of the Issuer shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Class R Certificateholder.

SECTION 2.3. Purposes and Powers. The purpose of the Issuer is, and the Issuer shall have the power and authority, to engage in the following activities:

(a) to issue the Notes pursuant to the Indenture and the Class R Certificate pursuant to this Agreement, and to sell, transfer or exchange the Notes and the Class R Certificate;

(b) to acquire the property and assets set forth in the Sale and Servicing Agreement from the Depositor pursuant to the terms thereof, to make payments or distributions on the Notes and the Class R Certificate, to make deposits to and to the extent permitted under the Basic Documents withdrawals from the accounts established under this Agreement and the Sale and Servicing Agreement;

(c) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Class R Certificateholder pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Issuer pursuant to, the Indenture;

(d) to enter into and perform its obligations under the Basic Documents to which it is a party;

(e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, which activities cannot be contrary to the status of the Issuer as a “qualifying special purpose entity” under SFAS 140, any successor rule thereto and existing accounting literature; and

(f) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders, which activities cannot be contrary to the status of the Issuer as a “qualifying special purpose entity” under SFAS 140, any successor rule thereto and existing accounting literature.

The Issuer is hereby authorized to engage in the foregoing activities. The Issuer shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents. Without limitation of the foregoing, except for such activities as are referenced in paragraphs (a) through (f) of this Section 2.3, the Issuer is not authorized and has no power to (a) borrow money or issue other debt; (b) to the fullest extent permitted by law, merge with another entity, reorganize, liquidate or sell assets prior to the discharge of the Indenture; or (c) engage in any other business or activities.

SECTION 2.4. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Issuer to have all the rights, powers and duties set forth herein.

SECTION 2.5. Initial Capital Contributions of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee the initial contribution referred to in the Original Trust Agreement, which shall constitute the initial Owner Trust Estate. The Depositor shall pay the organizational expenses of the Issuer as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Class R Certificateholder, subject to the obligations of the Issuer under the Basic Documents. It is the intention of the parties hereto that the Issuer constitute a statutory trust under the Statutory Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Issuer will be disregarded as an entity separate from the Depositor and the Notes will be characterized as debt. The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer will not file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Issuer as an entity separate from its owner. In the event that the Issuer is deemed to have more than one beneficial owner for federal income tax purposes, the Issuer will file returns, reports and other forms consistent with the characterization of the Issuer as a partnership, and this Agreement shall be amended to include such provisions as may be required under Subchapter K of the Code. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith, in the Statutory Trust Statute with respect to accomplishing the purposes of the Issuer. The Owner Trustee has filed the Certificate of Trust with the Secretary of State of Delaware. All actions taken by the Owner Trustee with respect to the filing or correction of the Certificate of Trust are hereby ratified and confirmed in all respects.

SECTION 2.7. Title to Issuer Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Issuer as a separate legal entity.

SECTION 2.8. Situs of Issuer. The Issuer will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Issuer shall be located in the State of Delaware or the State of New York. Payments will be received by the Issuer only in Delaware or New York, and payments will be made by the Issuer only from Delaware or New York. The only office of the Issuer will be at its office in Delaware.

SECTION 2.9. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(a) The Depositor has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire and own the Receivables.

(b) The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Depositor has duly authorized such sale and assignment and deposit to the Issuer by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

(c) The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms hereof, do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Depositor, or conflict with or breach any of the material terms or provisions of or constitute (with or without notice or lapse of time) a default under any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

SECTION 2.10. Liability of Class R Certificateholder. The Class R Certificateholder shall not have any personal liability for any liability or obligation of the Issuer.

SECTION 2.11. Characterization of the Trust. For purposes of SFAS 140, the parties hereto intend that (a) the Issuer be treated as a “qualifying special purpose entity” as such term is used in SFAS 140 and any successor rule thereto and (b) the Issuer’s power and authority as stated in Section 2.3 of this Agreement be limited in accordance with paragraph 35 of SFAS 140.

ARTICLE III

CLASS R CERTIFICATE AND TRANSFER OF INTEREST

SECTION 3.1. Initial Ownership; Class R Certificate. Upon the formation of the Issuer by the contributions by the Depositor pursuant to Section 2.5, the Depositor shall be the sole beneficiary of the Issuer. Concurrently with the transfer of the Receivables to the Issuer pursuant to the Sale and Servicing Agreement, a Class R Certificate in the form of Exhibit A, which is incorporated herein by reference, representing a 100% Percentage Interest shall be issued to the Depositor. The Class R Certificate shall be executed on behalf of the Issuer by manual or facsimile signature of an Authorized Officer or other authorized signatory of the Owner Trustee. A Class R Certificate bearing the manual or facsimile signature of an individual who was, at the time when such signature shall have been affixed, authorized to sign on behalf of the Issuer, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individual shall have ceased to be so authorized prior to the authentication and delivery of such Class R Certificate or did not hold such office at the date of authentication and delivery of such Class R Certificate. A Class R Certificate shall not entitle the holder thereof to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Class R Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or JPMorgan Chase, as the Owner Trustee’s authenticating agent, by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Class R Certificate shall have been duly authenticated and delivered hereunder. A Class R Certificate shall be dated the date of its authentication.

SECTION 3.2. Registration of Transfer and Exchange of Class R Certificate.

(a) The Issuer shall cause to be kept at the office or agency to be maintained pursuant to Section 3.6 by a certificate registrar (the “Certificate Registrar”), a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Class R Certificate and of transfers and exchanges of the Class R Certificate as herein provided. JPMorgan Chase shall be the initial Certificate Registrar. In the event that, subsequent to the date of issuance of the Class R Certificate, JPMorgan Chase notifies the Owner Trustee that it is unable to act as the Certificate Registrar, the Owner Trustee shall act, or the Owner Trustee shall, with the consent of the Depositor, appoint another bank or trust company, having an office or agency located in The City of New York and which agrees to act in accordance with the provisions of this Agreement applicable to it, to act, as successor Certificate Registrar under this Agreement.

The Owner Trustee may revoke such appointment and remove JPMorgan Chase as the Certificate Registrar if the Owner Trustee determines in its sole discretion that JPMorgan Chase failed to perform its obligations under this Agreement in any material respect. JPMorgan Chase shall be permitted to resign as the Certificate Registrar upon 30 days’ written notice to the Owner Trustee, the Depositor and the Issuer; provided, however, that such resignation shall not be effective and JPMorgan Chase shall continue to perform its duties as the Certificate Registrar until the Owner Trustee has appointed a successor Certificate Registrar with the consent of the Depositor.

The provisions of Sections 7.1, 7.3, 7.4, 7.5, 7.6, 8.1 and 8.2 shall be applicable to any Certificate Registrar. An institution succeeding to the corporate trust or agency business of the Certificate Registrar shall continue to be the Certificate Registrar without the execution or filing of any paper or any further act on the part of the Owner Trustee or such Certificate Registrar.

(b) The Class R Certificateholder may assign, convey or otherwise transfer all or any of its right, title and interest in the Class R Certificate; provided, that (i) the Rating Agency Condition is satisfied, (ii) the Owner Trustee and the Issuer receive an Opinion of Counsel stating that, in the opinion of such counsel, such transfer will not cause the Issuer to be treated as a publicly traded partnership for federal income tax purposes, and (iii) the Class R Certificate may not be acquired by or for the account of or with the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provision of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or other plan’s investment in the entity. Subject to the transfer restrictions contained herein and in the Class R Certificate, the Class R Certificateholder may transfer all or any portion of the Percentage Interests evidenced by such Class R Certificate upon surrender thereof to the Certificate Registrar accompanied by the documents required by this Section. Such transfer may be made by the registered Class R Certificateholder in person or by his attorney duly authorized in writing upon surrender of the Class R Certificate to the Certificate Registrar accompanied by a written instrument of transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Certificate Registrar may reasonably require. Promptly upon the receipt of such documents and receipt by the Certificate Registrar of the transferor’s Class R Certificate at the office or agency maintained pursuant to Section 3.6, the Certificate Registrar shall record the name of such transferee as a Class R Certificateholder and its Percentage Interest in the Issuer in the Certificate Register and the Issuer shall issue, execute, authenticate and (if the Certificate Registrar is different than the Owner Trustee, then the Certificate Registrar shall) deliver (or shall cause JPMorgan Chase as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Class R Certificates evidencing such Percentage Interest in the Issuer dated the date of authentication by the Owner Trustee or any authenticating agent.

(c) In the event a transferor transfers only a portion of its Percentage Interests in the Issuer, the Certificate Registrar shall register and issue to such transferor a new Class R Certificate evidencing such transferor’s new Percentage Interest in the Issuer. Subsequent to a transfer and upon the issuance of the new Class R Certificate or Class R Certificates, the Certificate Registrar shall cancel and destroy the Class R Certificate surrendered to it in connection with such transfer in accordance with its customary practice. The Issuer and all other Persons may treat the Person in whose name any Class R Certificate is registered as the sole owner of the beneficial interest in the Issuer evidenced by such Class R Certificate.

(d) No service charge shall be made for any registration of transfer or exchange of Class R Certificates under this Section 3.2, but the Owner Trustee or the Certificate

Registrar may require the payment of a sum sufficient to cover the payment of any tax or taxes or other governmental charges required to be paid in connection with any such transfer or exchange of Class R Certificates.

(e) The Certificate Registrar shall not be obligated to register any transfer of a Class R Certificate unless each of the transferor and the transferee have certified to the Certificate Registrar that such transfer does not violate any of the transfer restrictions stated herein. The Certificate Registrar shall not be liable to any Person for registering any transfer based on such certifications.

(f) Notwithstanding anything to the contrary in this Agreement, no transfer (or purported transfer) of any Class R Certificate (or any economic interest therein, including any contract described in Treasury Regulation section 1.7704-1(a)(2)(i)(B)) shall be effective, and any such transfer (or purported transfer) shall be void ab initio, if after such transfer (or purported transfer) there would be more than 50 Class R Certificateholders (where, for purposes of determining the number of Class R Certificateholders, a person (beneficial owner) owning an interest in a partnership, grantor trust, or S corporation (“flow-through entity”), that owns, directly or through other flow-through entities, an interest in the Issuer, is treated as a Class R Certificateholder if more than 50 percent of the value of such beneficial owner’s interest in the flow-through entity is attributable to the flow-through entity’s interest (direct or indirect) in the Issuer) or such transfer would otherwise cause the Issuer to become a publicly traded partnership for U.S. federal income tax purposes;

(g) No transfer (or purported transfer) of a Class R Certificate (or economic interest therein), whether to another Class R Certificateholder or to a person who is not a Class R Certificateholder, shall be effective, and any such transfer (or purported transfer) shall be void ab initio, and no person shall otherwise become a Class R Certificateholder, and none of the Issuer, the Owner Trustee, the Certificate Registrar or any of the Class R Certificateholders will recognize such transfer (or purported transfer), unless the transferee has first represented and warranted in writing to the Issuer and the Class R Certificateholders that:

(i) it is acquiring the Class R Certificates for its own account and is the sole beneficial owner of such Class R Certificates;

(ii) the transfer is not being effected on or through (x) an “established securities market” within the meaning of Section 7704(a)(1) of the Code, including without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (y) a “secondary market” or “substantial equivalent thereof” within the meaning of Section 7704(a)(2) of the Code and any proposed, temporary or final Treasury regulations thereunder;

(iii) the transfer is not being effected by or for the account of or with the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provision of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or other plan’s investment in the entity; and

(iv) such transfer will not cause the Issuer to be classified as a publicly traded partnership for U.S. federal income tax purposes, and such purchaser or transferee will not take any action, including any subsequent disposition of such Class R Certificates or economic interest therein, that would cause the Issuer to be treated as a publicly traded partnership for U.S. federal income tax purposes.

SECTION 3.3. Mutilated, Destroyed, Lost or Stolen Class R Certificates. If any mutilated Class R Certificate shall be surrendered to the Certificate Registrar, of if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Class R Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Class R Certificate shall have been acquired by a protected purchaser, the Owner Trustee on behalf of Issuer shall execute and the Owner Trustee, or JPMorgan Chase, as the Owner Trustee’s authenticating agent, shall authenticate and (if the Certificate Registrar is different from the Owner Trustee, then the Certificate Registrar shall) deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Class R Certificate, a new Class R Certificate of like class, tenor and denomination. If, after delivery of such replacement Class R Certificate, a protected purchaser of the original Class R Certificate in lieu of which such replacement Class R Certificate was issued presents for payment such original Class R Certificate, the Owner Trustee or the Certificate Registrar shall be entitled to recover such replacement Class R Certificate from such Person to whom such replacement Class R Certificate was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Owner Trustee or the Certificate Registrar in connection therewith. In connection with the issuance of any new Class R Certificate under this Section 3.3, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Class R Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in Issuer, as if originally issued, whether or not the lost, stolen or destroyed Class R Certificate shall be found at any time. The provisions of this Section 3.3 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Class R Certificates.

SECTION 3.4. Persons Deemed Class R Certificateholders. Prior to due presentation of a Class R Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Class R Certificate shall be registered in the Certificate Register as the owner of such Class R Certificate for all purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be bound by any notice to the contrary.

SECTION 3.5. Access to List of Class R Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Servicer and the Depositor (and to the Owner Trustee, if the Owner Trustee is not the Certificate Registrar) within 15 days after receipt by the Certificate Registrar of a request therefor from the Servicer or the Depositor (or the Owner Trustee) in writing, a list, in such form as the Servicer or the Depositor (or the Owner Trustee) may reasonably require, of the names and addresses of the Class R Certificateholder(s) as of the most recent Record Date.

SECTION 3.6. Maintenance of Office or Agency. The Issuer shall maintain in the City of New York, an office or offices or agency or agencies where Class R Certificates may be surrendered for registration of transfer or exchange. The Issuer initially designates the offices of JPMorgan Chase located at 450 West 33rd Street, New York, New York 10001-2697 as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor, the Servicer and to the Class R Certificateholder of any change in the location of the Certificate Register or any such office or agency.

SECTION 3.7. Authenticating Agent.

(a) The Owner Trustee may appoint one or more authenticating agents with respect to the Class R Certificate which shall be authorized to act on behalf of the Owner Trustee in authenticating the Class R Certificate in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Class R Certificate. The Owner Trustee hereby appoints JPMorgan Chase as authenticating agent for the authentication of the Class R Certificate upon any issuance or registration of transfer or exchange of the Class R Certificate. Whenever reference is made in this Agreement to the authentication of the Class R Certificates by the Owner Trustee or the Owner Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Owner Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Owner Trustee by an authenticating agent. Each authenticating agent (other than JPMorgan Chase) shall be subject to acceptance by the Depositor.

(b) Any institution succeeding to the corporate trust or agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Owner Trustee or such authenticating agent.

(c) An authenticating agent may at any time resign by giving written notice of resignation to the Owner Trustee and the Depositor. The Owner Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Owner Trustee or the Depositor, the Owner Trustee promptly may appoint a successor authenticating agent with the consent of the Depositor. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent.

(d) The Depositor shall pay the authenticating agent from time to time reasonable compensation for its services under this Section 3.7.

(e) The provisions of Sections 7.1, 7.3, 7.4, 7.5, 7.6, 8.1 and 8.2 shall be applicable to any authenticating agent.

(f) Pursuant to an appointment made under this Section 3.7, the Class R Certificate may have endorsed thereon, in lieu of the Owner Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Class R Certificates referred to in the within mentioned Agreement.

as Owner Trustee

By:
Authorized Officer

or

as Authenticating Agent for the Owner Trustee,

Authorized Signatory

SECTION 3.8. Actions of Class R Certificateholder.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Class R Certificateholder may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Class R Certificateholder in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Owner Trustee and, when required, to the Depositor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Owner Trustee, the Depositor and the Servicer, if made in the manner provided in this Section 3.8.

(b) The fact and date of the execution by any Class R Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Owner Trustee deems sufficient.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Class R Certificateholder shall bind every holder of every Class R Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Owner Trustee, the Depositor or the Servicer in reliance thereon, regardless of whether notation of such action is made upon such Class R Certificate.

(d) The Owner Trustee may require such additional proof of any matter referred to in this Section 3.8 as it shall deem necessary.

SECTION 3.9. Appointment of Paying Agent. The Owner Trustee may appoint a Paying Agent with respect to the Class R Certificates. The Owner Trustee hereby appoints JPMorgan Chase as the initial Paying Agent. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Paying Agent shall be permitted to resign upon 30 days’ written notice to the Owner Trustee and the Servicer. In the event that JPMorgan Chase shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company and may be the Owner Trustee), with the consent of the Depositor (which consent shall not be unreasonably withheld). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee (unless it is the Owner Trustee) to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Class R Certificateholders in trust for the benefit of the Class R Certificateholders entitled thereto until such sums shall be paid to such Class R Certificateholders. Any institution succeeding to the corporate trust or agency business of a Paying Agent shall continue to be a paying agent without the execution or filing of any paper or any further act on the part of the Owner Trustee or such Paying Agent. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon the removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4, 7.5, 7.6, 8.1 and 8.2 shall apply to any Paying Agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

SECTION 4.1. Prior Notice to Class R Certificateholder with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Class R Certificateholder in writing of the proposed action and the Class R Certificateholder shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Class R Certificateholder has withheld consent or provided alternative direction:

(a) the initiation of any material claim or lawsuit by the Issuer (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any material action, claim or lawsuit brought by or against the Issuer (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

(b) the election by the Issuer to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Statute);

(c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Class R Certificateholder;

(e) the amendment, change or modification of the Sale and Servicing Agreement, except to any amendment where the consent of the Class R Certificateholder is not required under the terms of the Sale and Servicing Agreement; or

(f) the appointment pursuant to the Indenture of a successor Indenture Trustee or the consent to the assignment by the Note Registrar, the Paying Agent, the Trustee or the Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

The Owner Trustee shall notify the Class R Certificateholder in writing of any appointment of a successor Paying Agent, Authenticating Agent or Certificate Registrar within five Business Days thereof.

SECTION 4.2. Action by Class R Certificateholder with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Class R Certificateholder, to (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Article VIII thereof, (b) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof or (c) except as expressly provided in the Basic Documents, sell the Receivables or any interest therein after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Class R Certificateholder.

SECTION 4.3. Action by Class R Certificateholder with Respect to Bankruptcy. To the fullest extent permitted by law, the Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Issuer until one year and one day after the Outstanding Amount of all the Notes has been reduced to zero without the unanimous prior approval of the Class R Certificateholder unless the Owner Trustee reasonably believes that the Issuer is insolvent.

SECTION 4.4. Restrictions on Class R Certificateholder’s Power. The Class R Certificateholder shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.3 nor shall the Owner Trustee be obligated to follow any such direction, if given.

SECTION 4.5. Majority Control. To the extent that there is more than one Class R Certificateholder, except as expressly provided herein, any action that may be taken by the Class R Certificateholders under this Agreement may be taken by the Class R Certificateholders evidencing not less than a majority of the Percentage Interest in the Issuer at the time of such action. Except as expressly provided herein, any written notice of the Class R Certificateholder(s) delivered pursuant to this Agreement shall be effective if signed by the holder(s) of Class R Certificate(s) evidencing not less than a majority of the Percentage Interest in the Issuer at the time of the delivery of such notice.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1. Application of Trust Funds. Distributions on the Class R Certificate shall be made in accordance with the provisions of the Indenture and the Sale and Servicing Agreement. Subject to the lien of the Indenture, the Paying Agent shall promptly distribute to the Class R Certificateholder all other amounts (if any) received by the Issuer in respect of the Trust Estate. After the termination of the Indenture in accordance with its terms, the Paying Agent shall distribute all amounts received (if any) by the Issuer in respect of the Trust Estate at the direction of the Class R Certificateholder.

SECTION 5.2. Method of Payment.

(a) Subject to the Indenture, distributions required to be made to the Class R Certificateholder on any Payment Date and all amounts received by the Issuer or the Owner Trustee on any other date that are payable to the Class R Certificateholder pursuant to this Agreement or any other Basic Document shall be made to the Class R Certificateholder by wire transfer, in immediately available funds, to the account of the Class R Certificateholder designated by the Class R Certificateholder to the Owner Trustee and Indenture Trustee in writing.

(b) In the event that any withholding tax is imposed on the Issuer’s payment (or allocations of income) to a Class R Certificateholder, such tax shall reduce the amount otherwise distributable to the Class R Certificateholder in accordance with this Section. Each of the Owner Trustee and the Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Class R Certificateholders sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Class R Certificateholder shall be treated as cash distributed to such Class R Certificateholder at the time it is withheld by the Issuer and remitted to the appropriate taxing authority. The Owner Trustee or the Paying Agent, on its behalf, intends to withhold United States withholding taxes from any amounts allocable or distributed to non-United States Class R Certificateholders at a rate of 35% for non-United States Class R Certificateholders that are classified as corporations for United States federal income tax purposes and at the highest individual income tax rate for all other non-United States Class R Certificateholders. In the event that a Class R Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee and the Paying Agent shall reasonably cooperate with such Class R Certificateholder in making such claim so long as such Class R Certificateholder agrees to reimburse the Owner Trustee and the Paying Agent for any out-of-pocket expenses incurred.

SECTION 5.3. Accounting and Reports to the Class R Certificateholder, the Internal Revenue Service and Others. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Issuer on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to the Class R Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1, in the event there is more than one Class R Certificateholder) to enable the Class R Certificateholder to prepare its Federal and state income tax returns, (c) in the event there is more than one Class R Certificateholder, prepare or cause to be prepared and file such tax returns relating to the Issuer (including a partnership information return, Form 1065), and make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Issuer’s characterization as a partnership for Federal income tax purposes and (d) collect or cause to be collected any withholding tax with respect to income or distributions to the Class R Certificateholder. The Depositor shall sign all tax information returns filed pursuant to this Section 5.3 and any other returns as may be required by law.

SECTION 5.4. Signature on Returns; Tax Matters Partner. Notwithstanding the provisions of Section 5.3, the Class R Certificateholder, or in the event there is more than one Class R Certificateholder, the Class R Certificateholder holding the greatest Percentage Interest, shall sign on behalf of the Issuer the tax returns of the Issuer, unless applicable law requires the Owner Trustee to sign such documents, in which case such documents shall be signed by the Owner Trustee at the written direction of the Class R Certificateholder holding the greatest Percentage Interest.

The Class R Certificateholder, or in the event there is more than one Class R Certificateholder, the Class R Certificateholder holding the greatest Percentage Interest, shall be the “tax matters partner” of the Issuer pursuant to the Code.

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Issuer is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Issuer is named as a party, including, without limitation, any filing authorizations authorizing the filing of a financing statement on form UCC-1 with the Secretary of State of the State of Delaware, and any amendment thereto, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee’s execution thereof, and, on behalf of the Issuer at the written direction of the Depositor, to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $248,000,000, Class A-2 Notes in the aggregate principal amount of $284,000,000, Class A-3 Notes in the aggregate principal amount of $333,000,000, Class A-4 Notes in the aggregate principal amount of $270,390,000 and Class B Notes in the aggregate principal amount of $26,270,000. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuer pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends or directs in writing with respect to the Basic Documents.

SECTION 6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents and to administer the Issuer in the interest of the Class R Certificateholder, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee or the Issuer hereunder or under any other Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

SECTION 6.3. Action upon Instruction.

(a) Subject to Article IV, the Class R Certificateholder may, by written instruction, direct the Owner Trustee in the management of the Issuer. Such direction may be exercised at any time by written instruction of the Class R Certificateholder pursuant to Section 4.5.

(b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall reasonably determine, or shall have been advised by counsel in writing, that such action is likely to result in personal liability to the Owner Trustee (in such capacity or individually), is contrary to the terms of this Agreement or any other Basic Document or is contrary to law.

(c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document or is unsure as to the application of any provision of this Agreement or any Basic Document, or if any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Class R Certificateholder requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Class R Certificateholder received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Class R Certificateholder, and shall have no liability to any Person for such action or inaction.

SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement and the other Basic Documents, and no implied covenants or obligations shall be read into this Agreement or the other Basic Documents. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Issuer or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee, in its individual capacity, that are not related to the ownership or the administration of the Owner Trust Estate.

SECTION 6.5. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents, and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

SECTION 6.6. Restrictions. The Owner Trustee shall not (a) take any action that is inconsistent with the purposes of the Issuer set forth in Section 2.3 or (b) take any action or amend this Agreement in any manner that, to the best knowledge of the Owner Trustee, would result in the Issuer’s becoming taxable as a corporation for United States federal income tax purposes. If there is more than one Class R Certificateholder, the Owner Trustee and Depositor agree that no election to treat the Issuer other than as a partnership for United States federal income tax purposes or any relevant state tax purposes shall be made by or on behalf of the Issuer. The Class R Certificateholder shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

SECTION 6.7. Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware, other than as set forth in the last sentence of this Section 6.7, if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee, as the case may be, contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Depositor) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee will appoint an additional trustee pursuant to Section 10.5 to proceed with such action.

ARTICLE VII

CONCERNING OWNER TRUSTEE

SECTION 7.1. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the other Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence or (ii) in the case of the breach of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) The Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee unless it is proved that the Owner Trustee was grossly negligent in ascertaining the pertinent facts;

(b) The Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the instructions of the Class R Certificateholder given pursuant to Section 6.3 or the Administrator given pursuant to Section 6.1;

(c) No provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in its own performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured or provided to it;

(d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(e) The Owner Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Class R Certificate, shall not be accountable for the use or application by the Depositor of the proceeds from the Class R Certificate, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder, any Class R Certificateholder, other than as expressly provided for herein and in the Basic Documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority; or the ability of the Owner Trust Estate to generate the payments to be distributed to the Class R Certificateholder under this Agreement or the Noteholders under the Indenture, including: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Issuer or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee, the Administrator or the Servicer or any subservicer taken in the name of the Owner Trustee;

(f) The Owner Trustee shall not be liable for the default or misconduct of the Indenture Trustee, the Administrator or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Issuer under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement;

(g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the Class R Certificateholder, unless such Class R Certificateholder has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence, bad faith or willful misconduct in the performance of any such act; and

(h) The Owner Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Owner Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement or the other Basic Documents, shall examine them to determine whether they conform to the requirements of this Agreement or such other Basic Document; provided, however, that the Owner Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished to the Owner Trustee pursuant to this Agreement or the other Basic Documents.

SECTION 7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Class R Certificateholder promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

SECTION 7.3. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Class R Certificateholder, that:

(a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware and having an office within the State of Delaware. It has all requisite corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement.

(b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment, writ, decree or order applicable to it, or constitute any default under its charter documents or by-laws or, with or without notice or lapse of time, any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

(d) The execution, delivery and performance by the Owner Trustee of this Agreement does not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America regulating the corporate trust activities of the Owner Trustee.

(e) This Agreement has been duly authorized, executed and delivered by the Owner Trustee and shall constitute the legal, valid, and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization and other laws affecting the rights of creditors generally, and by general principles of equity regardless of whether enforcement is pursuant to a proceeding in equity or at law.

SECTION 7.4. Reliance; Advice of Counsel.

(a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.

As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with due care and (ii) may consult with counsel, accountants and other skilled persons knowledgeable in the relevant area to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Basic Document.

SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, Wilmington Trust Company acts solely as the Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

SECTION 7.6. Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Notes and may deal with the Depositor, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not the Owner Trustee.

ARTICLE VIII

COMPENSATION OF OWNER TRUSTEE

SECTION 8.1. Owner Trustee’s Fees and Expenses. In accordance with Section 4.7 of the Sale and Servicing Agreement, the Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Servicer and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder except any such expenses as may arise from its gross negligence, willful misfeasance, or bad faith or that is the responsibility of the Class R Certificateholder under this Agreement.

SECTION 8.2. Indemnification. In accordance with Section 7.2 of the Sale and Servicing Agreement, the Servicer shall be liable as primary obligor for, and shall indemnify the Owner Trustee (in such capacity or individually) and its successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Servicer shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Indemnified Party in respect of which indemnity may be sought pursuant to this Section 8.2, such Indemnified Party shall promptly notify the Servicer in writing, and the Servicer upon request of the Indemnified Party shall retain counsel reasonably satisfactory to the Indemnified Party (or, with the consent of the Servicer, counsel selected by the Indemnified Party acceptable to the Servicer) to represent the Indemnified Party and any others the Servicer may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. The Servicer shall not be liable for any settlement of any claim or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Servicer agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Servicer shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

SECTION 8.3. Payments to Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE IX

TERMINATION OF TRUST AGREEMENT

SECTION 9.1. Termination of Trust Agreement.

(a) The Issuer shall dissolve as soon as reasonably practicable after the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V, but before the payment to the Class R Certificateholder of all amounts required to be paid to them pursuant to this Agreement, which payment will be made only after the Owner Trustee has satisfied its obligations under Section 3808(e) of the Statutory Trust Statute. The bankruptcy, liquidation, dissolution, death or incapacity of any Class R Certificateholder shall not (x) operate to terminate this Agreement or the Issuer, nor (y) entitle such Class R Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or the Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Except as provided in clause (a), none of the Depositor or any Class R Certificateholder shall be entitled to revoke or terminate the Issuer.

(c) Any funds remaining in the Issuer after funds for final distribution have been distributed or set aside for distribution shall be distributed by the Owner Trustee to the Class R Certificateholder, or in the event there is more than one Class R Certificateholder, to the Class R Certificateholders on a pro rata basis based on their respective Percentage Interests.

(d) Upon the winding up of the Issuer in accordance with Section 3808 of the Statutory Trust Statute and surrender of the Class R Certificate for cancellation, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute and thereupon, this Agreement (other than Article VIII) and the Issuer shall terminate.

ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

SECTION 10.1. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation authorized to exercise corporate trust powers; and having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by Federal or state authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2. In addition, at all times the Owner Trustee or a co-trustee shall be a person that satisfies the requirements of Section 3807(a) of the Statutory Trust Statute.

SECTION 10.2. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the

Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy of which shall be delivered to the successor Owner Trustee, and payment of all fees owed to the outgoing Owner Trustee shall be made to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies. The Administrator shall pay all reasonable fees and expenses incurred in connection with any replacement of the Owner Trustee.

SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as the Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to the Class R Certificateholder, the Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

Any successor Owner Trustee appointed pursuant to this Section 10.3 shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

SECTION 10.4. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies; and provided further, that such successor Owner Trustee shall file an amendment to the Certificate of Trust as described in Section 10.3.

SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Issuer, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Issuer or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 10.6. Intent of the Parties; Reasonableness. The Depositor and the Owner Trustee acknowledge and agree that the purpose of this Section 10.6 and Section 10.7 is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Securities and Exchange Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Depositor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder. The Owner Trustee agrees to cooperate in good faith with any reasonable request by the Depositor for information regarding the Owner Trustee which is required in order to enable the Depositor to comply with the provisions of Regulation AB, including, without limitation, Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB as it relates to the Owner Trustee or to the Owner Trustee’s obligations under this Agreement.

SECTION 10.7. Information to be Provided by the Owner Trustee.

(a) For so long as the Depositor is required to report under the Exchange Act with respect to the Issuer including the provisions of Regulation AB and related rules and regulations of the Securities and Exchange Commission under Regulation AB, the Owner Trustee shall, as promptly as practicable, notify the Depositor, in writing, of: (i) the commencement of, a material development in or, if applicable, the termination of, any and all legal proceedings against the Owner Trustee or any and all proceedings of which any property of the Owner Trustee is the subject, that is material to the Noteholders or the Class R Certificateholder; and (ii) any such proceedings known to be contemplated by governmental authorities. The Owner Trustee shall also notify the Depositor, in writing, as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any material changes to proceedings described in the preceding sentence. In addition, the Owner Trustee will furnish to the Depositor, in writing, the necessary disclosure regarding the Owner Trustee describing such proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed by or on behalf of the Depositor with respect to the Trust pursuant to the Exchange Act.

(b) For so long as the Depositor is required to report under the Exchange Act with respect to the Issuer including the provisions of Regulation AB and related rules and regulations of the Securities and Exchange Commission under Regulation AB, the Owner Trustee shall (i) on or before the fifth Business Day of each January, April, July and October, provide to the Depositor such information regarding the Owner Trustee as is required for the purpose of compliance with Item 1119 of Regulation AB; provided, however, the Owner Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Owner Trustee to the Depositor; and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any changes to such information, provide to the Depositor, in writing, such updated information. Such information shall include, at a minimum, a description of any affiliation between the Owner Trustee and any of the Depositor, the Servicer, the Indenture Trustee or any other material transaction party that would be required to be disclosed in accordance with Item 1119 of Regulation AB. In addition, the Owner Trustee shall provide a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding between the Owner Trustee and any such parties that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the transactions contemplated by the Basic Documents, that currently exists or that existed during the past two years and that is material to the understanding of the Noteholders or the Class R Certificateholder of the transactions contemplated by the Basic Documents.

(c) For so long as the Depositor is required to file reports under the Exchange Act with respect to the Issuer including the provisions of Regulation AB under the Exchange Act and related rules and regulations of the Securities and Exchange Commission under Regulation AB, the Owner Trustee shall promptly notify the Depositor of the occurrence of a proceeding of the type described in Item 1.03 of Form 8-K with respect to the Owner Trustee.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Amendments.

(a) Any term or provision of this Agreement may be amended by the Depositor and the Owner Trustee without the consent of the Indenture Trustee, any Noteholder, the Class R Certificateholder, the Issuer or any other Person; provided, that such amendment shall not, as evidenced by an Officer’s Certificate or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Noteholders, the Class R Certificateholder, the Indenture Trustee or the Owner Trustee. Any term or provision of this Agreement may be amended by the Depositor and the Owner Trustee without the consent of any Noteholder or the Class R Certificateholder but with the consent of the Indenture Trustee and the Owner Trustee; provided, that such amendment shall not, as evidenced by an Officer’s Certificate or an Opinion of Counsel delivered to the Indenture

Trustee, materially and adversely affect the interests of the Noteholders or the Class R Certificateholder. For greater clarity, except as otherwise expressly provided herein, the consent of a Person shall not be required for any amendment if the interests of such Person are not materially and adversely affected.

(b) Any term or provision of this Agreement may be amended by the Depositor and the Owner Trustee, without the consent of the Indenture Trustee, any Noteholder, the Issuer or any other Person, provided that the consent of the Class R Certificateholder shall be required if the Class R Certificateholder would be adversely affected by such amendment, to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the Depositor, the Servicer or any of their Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

(c) This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with the consent of the Noteholders evidencing not less than a majority of the Outstanding Amount of the Controlling Class, provided that the consent of the Class R Certificateholder shall be required if the Class R Certificateholder would be adversely affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe.

(d) Prior to the execution of any such amendment, the Depositor shall provide written notification of the substance of such amendment to each Rating Agency and the Owner Trustee; and promptly after the execution of any such amendment or consent, the Depositor shall furnish a copy of such amendment or consent to each Rating Agency, the Owner Trustee and the Indenture Trustee.

(e) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement.

(f) Promptly after the execution of any amendment to the Certificate of the Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

(g) Notwithstanding anything in this Section 11.1 to the contrary, no amendment, modification or supplement to this Agreement may significantly change the permitted activities of the Issuer set forth in Section 2.3 without the consent and approval of a majority of the Outstanding Amount of the Notes and the Class R Certificateholder.

SECTION 11.2. No Legal Title to Owner Trust Estate in Class R Certificateholder. The Class R Certificateholder shall not have legal title to any part of the Owner Trust Estate. The Class R Certificateholder shall be entitled to receive distributions with respect to its ownership interest therein only in accordance with the Sale and Servicing Agreement, the Indenture and this Agreement. No transfer, by operation of law or otherwise, of any right, title or interest of the Class R Certificateholder to and in its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

SECTION 11.3. Limitations on Rights of Others. Except for Sections 2.7 and 2.10, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Class R Certificateholder and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.4. Notices.

(a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall be deemed to have been duly given upon receipt, and addressed in each case as set forth on Schedule C to the Sale and Servicing Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(b) Any notice required or permitted to be given to a Class R Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Class R Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, regardless of whether the Class R Certificateholder receives such notice.

SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Class R Certificateholder, the Owner Trustee and their respective successors and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Class R Certificateholder shall bind the successors and assigns of the Class R Certificateholder.

SECTION 11.8. No Recourse. The Class R Certificateholder, by accepting the Class R Certificate, acknowledges that such Class R Certificateholder’s Class R Certificate represent equity interests in the Issuer only and do not represent interests in or obligations of the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Class R Certificate or the other Basic Documents.

SECTION 11.9. No Petition.

(a) The Depositor will not, prior to the date which is one year and one day after payment in full of the Notes, at any time institute against the Issuer any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Class R Certificate, the Notes, this Agreement or any of the other Basic Documents.

(b) The Owner Trustee, by entering into this Agreement, the Class R Certificateholder, by accepting the Class R Certificate, hereby covenant and agree that, prior to the date which is one year and one day after payment in full of the Notes, they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Class R Certificate, this Agreement or any of the other Basic Documents.

SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.12. Class R Certificate Transfer Restrictions. The Class R Certificate may not be acquired by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the Code and any transfer of a Class R Certificate to a person that is not a U.S. Person shall be void. By accepting and holding a Class R Certificate, the holder shall be deemed to have represented and warranted under penalties of perjury that it (or, if it is acting as a nominee, the beneficial owner) is a U.S. Person.

SECTION 11.13. Disclosure. Notwithstanding anything herein to the contrary, JPMorgan Chase and the Owner Trustee (and any employee, representative or other agent of both JPMorgan Chase and the Owner Trustee) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

WILMINGTON TRUST COMPANY,
as Owner Trustee

By:	/s/ Michele C. Harra
Name:	Michele C. Harra
Title:	Financial Services Officer

S-1	2006-B Amended and Restated Trust Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Depositor

By:	/s/ Stephen R. Etherington
Name:	Stephen R. Etherington
Title:	Vice President

S-2	2006-B Amended and Restated Trust Agreement

EXHIBIT A

THIS CLASS R CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS CLASS R CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED OTHER THAN IN COMPLIANCE WITH THE TRUST AGREEMENT.

THIS CLASS R CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

CHASE AUTO OWNER TRUST 2006-B

CLASS R CERTIFICATE

Percentage Interest 100%

evidencing a beneficial ownership interest in certain distributions of the Issuer, as defined below, the property of which includes a pool of retail installment sales contracts or purchase money notes and security agreements and other notes secured by new or used automobiles or light duty trucks and sold to the Issuer by JPMorgan Chase Bank, National Association, a national banking association.

(This Class R Certificate does not represent an interest in or obligation of JPMorgan Chase Bank, National Association or any of its Affiliates, except to the extent described below.)

THIS CERTIFIES THAT JPMorgan Chase Bank, National Association is the registered owner of the Percentage Interest of the beneficial ownership interest in certain distributions of Chase Auto Owner Trust 2006-B (the “Issuer”) formed by JPMorgan Chase Bank, National Association, a national banking association (the “Depositor”).

Issuer was created pursuant to a Trust Agreement dated as of July 21, 2006 (as amended and restated as of September 13, 2006 the “Trust Agreement”), between the Depositor and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Section 1.1 of the Sale and Servicing Agreement between the Issuer and JPMorgan Chase Bank, National Association, as Depositor and Servicer, dated as of September 13, 2006, as the same may be amended or supplemented from time to time (the “Sale and Servicing Agreement”).

This Class R Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Class R Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

The holder of this Class R Certificate acknowledges and agrees that its rights to receive distributions in respect of this Class R Certificate are subordinated to the rights of the Noteholders and are limited to amounts distributable to it pursuant to the Sale and Servicing Agreement, the Indenture and the Trust Agreement.

It is the intention of the parties to the Trust Agreement that, solely for income and franchise tax purposes, (i) so long as there is a single Class R Certificateholder, the Issuer will be disregarded as an entity separate from such Class R Certificateholder, and if there is more than one Class R Certificateholder, the Issuer will be treated as a partnership, and (ii) the Notes will be characterized as debt. By accepting this Class R Certificate, the Class R Certificateholder agrees to take no action inconsistent with the foregoing intended tax treatment.

This Class R Certificate does not represent an obligation of, or an interest in, the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the other Basic Documents.

This Class R Certificate may not be acquired by or for the account of an individual or entity that is not a U.S. Person as defined in Section 7701(A)(30) of the Code. By accepting and holding a Class R Certificate, the holder shall be deemed to have represented and warranted that it (or, if it is acting as a nominee, the beneficial owner) is a U.S. Person.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee or the Authentication Agent, by manual or facsimile signature, this Class R Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

THIS CLASS R CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of Issuer and not in its individual capacity, has caused this Class R Certificate to be duly executed.

CHASE AUTO OWNER TRUST 2006-B

	By:	WILMINGTON TRUST COMPANY,
not in its individual capacity, but solely as Owner Trustee

Dated: [ ], 2006	By:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Class R Certificate referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST COMPANY,		WILMINGTON TRUST COMPANY
not in its individual capacity but solely as Owner Trustee	or	not in its individual capacity but solely as Owner Trustee

By:		By:
Authenticating Agent

EXHIBIT B

FORM OF CERTIFICATE OF TRUST

Chase Auto Owner Trust 2006-B

This Certificate of Trust of Chase Auto Owner Trust 2006-B (the “Trust”) is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.) (the “Act”).

Name. The name of the statutory trust formed hereby is Chase Auto Owner Trust 2006-B.

Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration.

Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate in accordance with the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of the Trust

By:
Name:
Title: